                                                                    EXHIBIT 10.5

                                                                [Execution Copy]

================================================================================


                              CREDIT AGREEMENT

                                 dated as of

                              February 14, 1997

                                    among

                      HEFTEL BROADCASTING CORPORATION,

                   THE SUBSIDIARY GUARANTORS PARTY HERETO,

                          THE LENDERS PARTY HERETO,

                          THE CHASE MANHATTAN BANK,
                          as Administrative Agent,

                              BANK OF MONTREAL,
                           as Documentation Agent,

                                     and

                             ABN AMRO BANK N.V.,
                          THE BANK OF NOVA SCOTIA,
                                 CIBC INC.,
                              FLEET BANK, N.A.,
                         THE TORONTO-DOMINION BANK,
                                     and
                       UNION BANK OF CALIFORNIA, N.A.
                                as Co-Agents


================================================================================

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
                                  ARTICLE I

                                 Definitions

 SECTION 1.01.  Defined Terms   . . . . . . . . . . . . . . . . . . .    1
 SECTION 1.02.  Classification of Loans and Borrowings  . . . . . . .   25
 SECTION 1.03.  Terms Generally   . . . . . . . . . . . . . . . . . .   25
 SECTION 1.04.  Accounting Terms; GAAP  . . . . . . . . . . . . . . .   26

                                  ARTICLE II

                                 The Credits


 SECTION 2.01.  Commitments   . . . . . . . . . . . . . . . . . . . .   26
 SECTION 2.02.  Loans and Borrowings  . . . . . . . . . . . . . . . .   27
 SECTION 2.03.  Requests for Borrowings   . . . . . . . . . . . . . .   28
 SECTION 2.04.  Funding of Borrowings   . . . . . . . . . . . . . . .   29
 SECTION 2.05.  Interest Elections  . . . . . . . . . . . . . . . . .   29
 SECTION 2.06.  Termination and Reduction of Commitments  . . . . . .   31
 SECTION 2.07.  Repayment of Loans; Evidence of Debt  . . . . . . . .   34
 SECTION 2.08.  Prepayment of Loans   . . . . . . . . . . . . . . . .   35
 SECTION 2.09.  Fees  . . . . . . . . . . . . . . . . . . . . . . . .   39
 SECTION 2.10.  Interest  . . . . . . . . . . . . . . . . . . . . . .   40
 SECTION 2.11.  Alternate Rate of Interest  . . . . . . . . . . . . .   41
 SECTION 2.12.  Increased Costs   . . . . . . . . . . . . . . . . . .   41
 SECTION 2.13.  Break Funding Payments  . . . . . . . . . . . . . . .   43
 SECTION 2.14.  Taxes   . . . . . . . . . . . . . . . . . . . . . . .   44
 SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing
                of Set-offs . . . . . . . . . . . . . . . . . . . . .   45
 SECTION 2.16.  Mitigation Obligations; Replacement of Lenders  . . .   47
 SECTION 2.17.  Letters of Credit   . . . . . . . . . . . . . . . . .   48

                                 ARTICLE III

                      Guarantee by Subsidiary Guarantors


 SECTION 3.01.  The Guarantee   . . . . . . . . . . . . . . . . . . .   54
 SECTION 3.02.  Obligations Unconditional   . . . . . . . . . . . . .   54
 SECTION 3.03.  Reinstatement   . . . . . . . . . . . . . . . . . . .   56
 SECTION 3.04.  Subrogation   . . . . . . . . . . . . . . . . . . . .   56
 SECTION 3.05.  Remedies  . . . . . . . . . . . . . . . . . . . . . .   56
 SECTION 3.06.  Instrument for the Payment of Money   . . . . . . . .   56
 SECTION 3.07.  Continuing Guarantee  . . . . . . . . . . . . . . . .   57





                                     (i)

                                                                      Page
                                                                      ----
 SECTION 3.08.  Rights of Contribution  . . . . . . . . . . . . . . .   57
 SECTION 3.09.  General Limitation on Guarantee Obligations   . . . .   58

                             ARTICLE IV

                   Representations and Warranties


 SECTION 4.01.  Organization; Power; Qualification  . . . . . . . . .   58
 SECTION 4.02.  Authorization   . . . . . . . . . . . . . . . . . . .   58
 SECTION 4.03.  Compliance with Other Loan Documents and Contemplated
                Transactions  . . . . . . . . . . . . . . . . . . . .   59
 SECTION 4.04.  Business  . . . . . . . . . . . . . . . . . . . . . .   59
 SECTION 4.05.  Licenses, etc   . . . . . . . . . . . . . . . . . . .   59
 SECTION 4.06.  Compliance with Law   . . . . . . . . . . . . . . . .   59
 SECTION 4.07.  Title to Properties   . . . . . . . . . . . . . . . .   60
 SECTION 4.08.  Litigation  . . . . . . . . . . . . . . . . . . . . .   60
 SECTION 4.09.  Taxes   . . . . . . . . . . . . . . . . . . . . . . .   60
 SECTION 4.10.  Financial Statements; Material Liabilities  . . . . .   60
 SECTION 4.11.  No Material Adverse Effect  . . . . . . . . . . . . .   61
 SECTION 4.12.  ERISA   . . . . . . . . . . . . . . . . . . . . . . .   61
 SECTION 4.13.  Compliance with Regulations G, T, U and X   . . . . .   62
 SECTION 4.14.  Governmental Regulation   . . . . . . . . . . . . . .   63
 SECTION 4.15.  Absence of Default  . . . . . . . . . . . . . . . . .   63
 SECTION 4.16.  Investment Company Act  . . . . . . . . . . . . . . .   63
 SECTION 4.17.  Environmental Matters   . . . . . . . . . . . . . . .   63
 SECTION 4.18.  Certain Agreements  . . . . . . . . . . . . . . . . .   64
 SECTION 4.19.  Valid Issuance of Securities  . . . . . . . . . . . .   64
 SECTION 4.20.  Certain Fees  . . . . . . . . . . . . . . . . . . . .   65
 SECTION 4.21.  Compliance  . . . . . . . . . . . . . . . . . . . . .   65
 SECTION 4.22.  Patents, Etc  . . . . . . . . . . . . . . . . . . . .   65
 SECTION 4.23.  Disclosure  . . . . . . . . . . . . . . . . . . . . .   65
 SECTION 4.24.  Local Marketing Agreements  . . . . . . . . . . . . .   66
 SECTION 4.25.  Merger Agreement  . . . . . . . . . . . . . . . . . .   66

                              ARTICLE V

                             Conditions


 SECTION 5.01.  Effective Date  . . . . . . . . . . . . . . . . . . .   66
 SECTION 5.02.  Each Credit Event   . . . . . . . . . . . . . . . . .   69





                                      (ii)

                                                                      Page
                                                                      ----
                                  ARTICLE VI

                            Affirmative Covenants
 SECTION 6.01. Financial Statements and Other Information   . . . . .   69
 SECTION 6.02. ERISA Reporting Requirements   . . . . . . . . . . . .   72
 SECTION 6.03. Preservation of Existence and Similar Matters.   . . .   74
 SECTION 6.04. Business; Compliance with Law  . . . . . . . . . . . .   74
 SECTION 6.05. Maintenance of Properties  . . . . . . . . . . . . . .   74
 SECTION 6.06. Accounting Methods and Financial Records   . . . . . .   75
 SECTION 6.07. Insurance  . . . . . . . . . . . . . . . . . . . . . .   75
 SECTION 6.08. Payment of Taxes and Claims  . . . . . . . . . . . . .   75
 SECTION 6.09. Visits and Inspections   . . . . . . . . . . . . . . .   76
 SECTION 6.10  Payment of Indebtedness  . . . . . . . . . . . . . . .   76
 SECTION 6.11  Use of Proceeds  . . . . . . . . . . . . . . . . . . .   76
 SECTION 6.12. Environmental Law Compliance   . . . . . . . . . . . .   76
 SECTION 6.13. Subsidiary Guarantors  . . . . . . . . . . . . . . . .   77

                                 ARTICLE VII

                              Negative Covenants


 SECTION 7.01. Indebtedness   . . . . . . . . . . . . . . . . . . . .   78
 SECTION 7.02. Liens  . . . . . . . . . . . . . . . . . . . . . . . .   79
 SECTION 7.03. Investments  . . . . . . . . . . . . . . . . . . . . .   79
 SECTION 7.04. Amendment and Waiver   . . . . . . . . . . . . . . . .   80
 SECTION 7.05. Liquidation, Disposition or Acquisition of Assets,
               Merger, New Subsidiaries . . . . . . . . . . . . . . .   81
 SECTION 7.06. Guarantees   . . . . . . . . . . . . . . . . . . . . .   81
 SECTION 7.07. Affiliate Transactions   . . . . . . . . . . . . . . .   82
 SECTION 7.08. Compliance with ERISA  . . . . . . . . . . . . . . . .   82
 SECTION 7.09. Leverage Ratio   . . . . . . . . . . . . . . . . . . .   83
 SECTION 7.10. Interest Coverage Ratio  . . . . . . . . . . . . . . .   83
 SECTION 7.11. Fixed Charges Coverage Ratio   . . . . . . . . . . . .   83
 SECTION 7.12. Capital Stock of the Subsidiary Guarantors   . . . . .   83
 SECTION 7.13. Sale and Leaseback   . . . . . . . . . . . . . . . . .   84
 SECTION 7.14. Sale or Discount of Receivables  . . . . . . . . . . .   84
 SECTION 7.15. Business of Radio License Subsidiaries   . . . . . . .   84
 SECTION 7.16. Other Agreements   . . . . . . . . . . . . . . . . . .   84
 SECTION 7.17. Restricted Payments  . . . . . . . . . . . . . . . . .   84
 SECTION 7.18. Local Marketing Agreements   . . . . . . . . . . . . .   85





                                     (iii)

                                                                      Page
                                                                      ----
                                 ARTICLE VIII

                 Events of Default  . . . . . . . . . . . . . . . . .   85

                                  ARTICLE IX

                 The Administrative Agent   . . . . . . . . . . . . .   90

                                  ARTICLE X

                                Miscellaneous


 SECTION 10.01.  Notices.   . . . . . . . . . . . . . . . . . . . . .   93
 SECTION 10.02.  Waivers; Amendments  . . . . . . . . . . . . . . . .   94
 SECTION 10.03.  Expenses; Indemnity: Damage Waiver   . . . . . . . .   95
 SECTION 10.04.  Successors and Assigns   . . . . . . . . . . . . . .   97
 SECTION 10.05.  Survival   . . . . . . . . . . . . . . . . . . . . .   99
 SECTION 10.06.  Counterparts; Integration; Effectiveness   . . . . .  100
 SECTION 10.07.  Severability   . . . . . . . . . . . . . . . . . . .  100
 SECTION 10.08.  Right of Setoff  . . . . . . . . . . . . . . . . . .  100
 SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of
                 Process  . . . . . . . . . . . . . . . . . . . . . .  101
 SECTION 10.10.  WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . .  102
 SECTION 10.11.  Headings   . . . . . . . . . . . . . . . . . . . . .  102
 SECTION 10.12.  Confidentiality  . . . . . . . . . . . . . . . . . .  102





                                      (iv)

SCHEDULES:

Schedule 1.01    --  Restructuring
                 --  Liens
Schedule 2.01    --  Facility A Commitments
Schedule 4.01(a) --  Subsidiaries
Schedule 4.01(b) --  Good Standing Exceptions
Schedule 4.03    --  Consents and Approvals
Schedule 4.08    --  Existing Litigation
Schedule 4.11    --  Material Adverse Effect
Schedule 4.17    --  Environmental Matters
Schedule 4.19    --  Rights Relating to Pledged Stock
Schedule 4.21    --  FCC Licenses, Permits and Other Authorizations
Schedule 4.22    --  Patents
Schedule 4.24    --  Local Marketing Agreements
Schedule 7.01(f) --  Existing Indebtedness
Schedule 7.03(g) --  Existing Investments
Schedule 7.06    --  Existing Guarantees

EXHIBITS:

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Counsel to the Obligors
Exhibit B-2 -- Form of Opinion of FCC Counsel to the Obligors
Exhibit C   -- Form of Opinion of Special Counsel
Exhibit D   -- Form of Pledge Agreement
Exhibit E   -- Form of Assumption Agreement
Exhibit F   -- Form of Facility B Activation Notice





                                       (v)

              CREDIT AGREEMENT dated as of February 14, 1997, among HEFTEL BROADCASTING CORPORATION, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

              The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

              SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

              "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

              "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) the Borrower and/or any of its Subsidiaries acquires the business of or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets or Capital Stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary becomes a Subsidiary.

              "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Adjusted Operating Cash Flow" means the sum, without duplication, on a trailing twelve month basis, of (a) Operating Cash Flow, (b) for any calculation that includes any portion of the Borrower's fiscal year ended December 31, 1996, Corporate Overhead for such portion of such fiscal year exceeding $375,000 per month, (c) for any calculation that includes any period falling on or before April 30, 1997, cash and non-cash charges for the Restructuring for such period and (d) for any calculation that includes any period falling on or before February 14, 1997, transaction costs associated with (i) the 1996 tender offer by Clear Channel Communications, Inc. for the Borrower's common stock and (ii) the Tichenor Merger for such period; provided that there shall be added to Adjusted Operating Cash Flow the amount of start-up losses attributable to any radio station heretofore or hereafter acquired by the Borrower (including, without limitation, radio stations KSOL/KZOL, KRTX, KMPQ-AM, WPAT-AM,





                                Credit Agreement

WLXX and KSCA) the format of which is converted into a Spanish-language format from an English-language format, but only to the extent that (x) such losses are incurred in the month of such acquisition or earlier commencement of a Local Marketing Agreement for such station and the twelve months thereafter and
(y) the aggregate amount of such losses for all radio stations does not exceed $10,000,000 for any period of twelve months of the Borrower.

              "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

              "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

              "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.
If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

              "Applicable Rate" means for Loans of any Type and commitment fees for each Rate Period (as defined below), the respective rate per annum indicated below for Loans of such Type or commitment fees, as applicable, opposite the applicable Leverage Ratio indicated below for such Rate Period:





                                Credit Agreement

                                                                      Applicable Rate
                      Range                          --------------------------------------------------
                       of                             ABR              Eurodollar            Commitment
                 Leverage Ratio                      Loans               Loans                  Fee
                 --------------                      -----               -----                  ---
 Greater than or equal to 6.50 to 1                  0.625%              1.875%               0.3750%

 Greater than or equal to 6.00 to 1 but less         0.250%              1.500%               0.3750%
 than 6.50 to 1

 Greater than or equal to 5.50 to 1 but less         0.000%              1.125%               0.3750%
 than 6.00 to 1

 Greater than or equal to 5.00 to 1 but less         0.000%              0.875%               0.2500%
 than 5.50 to 1

 Greater than or equal to 4.50 to 1 but less         0.000%              0.750%               0.2500%
 than 5.00 to 1

 Greater than or equal to 4.00 to 1 but less         0.000%              0.625%               0.2500%
 than 4.50 to 1

 Greater than or equal to 3.50 to 1 but less        0.000%               0.500%               0.2500%
 than 4.00 to 1

 Less than 3.50 to 1                                 0.000%              0.375%               0.1875%

              For purposes hereof, (i) a "Rate Period" means (x) initially, the period commencing on the date hereof (for Facility A Loans or Facility A Commitments) or the Facility B Activation Date (with respect to Facility B Loans or Facility B Commitments) to but not including the first Rate Reset Date (as defined below) thereafter and (y) thereafter, the period commencing on a Rate Reset Date to but not including the immediately following Rate Reset Date and (ii) a "Rate Reset Date" means, with respect to any fiscal quarter or fiscal year, the earlier of (x) the third Business Day after the date on which the Borrower delivers the Leverage Certificate (as defined below) in respect of such fiscal quarter or fiscal year, as the case may be, and (y) the date on which the Borrower is required to have delivered the financial statements under
Section 6.01(a) or (b) in respect of such fiscal quarter or fiscal year, as the case may be.

              The Borrower shall deliver to the Administrative Agent, together with the financial statements required by Section





                                Credit Agreement

6.01(a) or (b), a certificate of a Financial Officer setting forth a calculation of the Leverage Ratio as at the last day of the fiscal quarter or fiscal year, as the case may be, in respect of which such financial statements are delivered (a "Leverage Certificate"). The Leverage Ratio for any Rate Period shall be the Leverage Ratio set forth in the applicable Leverage Certificate as at the last day of the fiscal quarter or fiscal year, as the case may be, in respect of which such Leverage Certificate is delivered (i.e., the Leverage Ratio for the Rate Period commencing on the date on which the Borrower delivers its financial statements pursuant to Section 6.01(b) for the fiscal quarter ended on September 30, 1997 shall be the Leverage Ratio as at September 30, 1997, the Leverage Ratio for the Rate Period commencing on the date on which the Borrower delivers its financial statements pursuant to
Section 6.01(a) for the fiscal year ended on December 31, 1997 shall be the Leverage Ratio as at December 31, 1997, and so forth).

              Anything in this Agreement to the contrary notwithstanding, the Applicable Rate shall be the highest rates provided for above (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) if the applicable Leverage Certificate shall not be delivered within the time that the applicable financial statements are required to be delivered by
Section 6.01(a) or (b), as the case may be, (but only, in the case of this clause (ii), with respect to the portion of such Rate Period prior to the delivery of such Leverage Certificate).

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

              "Assumption Agreement" means an Assumption Agreement substantially in the form of Exhibit E hereto.

              "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

              "Borrower" means Heftel Broadcasting Corporation, a Delaware corporation.

              "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

              "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.





                                Credit Agreement

              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

              "Capital Expenditures" means, for any period, expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP; provided that, Capital Expenditures shall not include assets acquired through trade without any expenditure of cash, such trade capital expenditures not to exceed $6,000,000 in aggregate value per year, such valuation to be determined using the lesser of the fair market value of assets received or the value of air-time run in exchange for the assets received.

              "Capital Lease Obligations" means that portion of any obligation of any Person as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

              "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

              "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

              "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

              "Class", when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, or the Loans comprising such Borrowing, are Facility A Loans or Facility B





                                Credit Agreement

Loans or whether such Commitment is a Facility A Commitment or a Facility B Commitment.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Commitments" means the Facility A Commitments and the Facility B Commitments.

              "Communications Act" means, collectively, the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder, as from time to time in effect.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

              "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided that, the Subsidiaries shall be deemed to be members of the Borrower's Controlled Group, and the Borrower and any other entities (whether incorporated or not incorporated) which are under common Control with the Borrower and which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, shall be deemed to be members of the Borrower's Controlled Group on and after the Effective Date.

              "Corporate Overhead" means, for any period, the actual corporate overhead expense of the Borrower and its Subsidiaries for such period, and including for any period prior to the Tichenor Merger, the actual corporate overhead of Tichenor for such period.

              "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount, if any, by which the aggregate principal amount of Facility A or Facility B Loans outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Facility A or Facility B Commitments, as the case may be, scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.06 hereof plus (b) all





                                Credit Agreement
payments of principal of other Indebtedness scheduled to be made during such period, plus (c) all Interest Expense for such period.

              "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person. The term "Disposition" shall include any arrangement whereby the Borrower or a Subsidiary enters into a Local Marketing Agreement in respect of a station for which the FCC license is owned by it, and a Person other than the Borrower or such Subsidiary provides programming services and procures advertising for such station pursuant to such Local Marketing Agreement.

              "dollars" or "$" refers to lawful money of the United States of America.

              "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

              "Environmental Laws" means Laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

              "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.





                                Credit Agreement

              "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its Capital Stock (other than any Capital Stock issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business), (ii) any warrants or options exercisable in respect of its Capital Stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any Capital Stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that, Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary to the Borrower or any Subsidiary, or
(y) any capital contribution by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

              "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any





                                Credit Agreement

Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

              "Event of Default" has the meaning assigned to such term in
Article VIII.

              "Excess Cash Flow" means, for any period, the excess of (a) Operating Cash Flow for such period over (b) the sum of (i) Debt Service for such period plus (ii) the aggregate amount of all Capital Expenditures made during such period plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes for such period plus (iv) any decrease in Working Investment for such period, minus (v) any increase in Working Investment for such period.

              "Excluded Disposition" means any Disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms (including sales of inventory and obsolete, worn-out or surplus property).

              "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).





                                Credit Agreement

              "Existing Credit Agreements" means (i) the Credit Agreement dated August 5, 1996 among the Borrower, certain lenders party thereto, and NationsBank of Texas, N.A., as administrative lender, (ii) the Second Amended and Restated Credit Agreement dated August 9, 1994 among Tichenor, certain lenders party thereto, and NationsBank of Texas, N.A., as administrative lender, as amended to date, and (iii) the Loan Agreement dated July 9, 1996 between TMS Assets California, Inc., as borrower, and Clear Channel Communications, Inc., as lender.

              "Facility A Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Facility A Commitment Termination Date and the date of termination of the Facility A Commitments.

              "Facility A Commitment" means, with respect to each Facility A Lender, the commitment of such Facility A Lender to make Facility A Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Facility A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Facility A Commitment, as applicable. The aggregate original amount of the Facility A Commitments is $300,000,000.

              "Facility A Commitment Reduction Dates" means the 22 consecutive Quarterly Dates beginning on the Quarterly Date falling on or nearest to September 30, 1999 and ending on the Quarterly Date falling on or nearest to December 31, 2004.

              "Facility A Commitment Termination Date" means the Quarterly Date falling on or nearest to December 31, 2004.

              "Facility A Lenders" means (a) on the date hereof, the Lenders on the signature pages hereof having Facility A Commitments and (b) thereafter, the Lenders from time to time holding Facility A Commitments or Facility A Loans after giving effect to any assignments thereof permitted by Section 10.04.

              "Facility A Loans" means the loans provided for by Section
2.01(a).

              "Facility B Activation Date" means the date designated as such in the Facility B Activation Notice.

              "Facility B Activation Notice" means a notice substantially in the form of Exhibit F hereto.





                                Credit Agreement

              "Facility B Availability Period" means the period from and including the Facility B Activation Date to but excluding the earlier of the Facility B Commitment Termination Date and the date of termination of the Facility B Commitments.

              "Facility B Commitment" means, with respect to each Facility B Lender, the commitment of such Facility B Lender to make Facility B Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.06 or 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Facility B Lender pursuant to Section 10.04. The initial amount of each Lender's Facility B Commitment will be set forth in the Facility B Activation Notice, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Facility B Commitment, as applicable. The aggregate amount of the Facility B Commitments on the date hereof is zero and shall not at any time exceed $150,000,000.

              "Facility B Commitment Reduction Dates" means the 21 consecutive Quarterly Dates beginning on the Quarterly Date falling on or nearest to June 30, 2000 and ending on the Quarterly Date falling on or nearest to June 30, 2005.

              "Facility B Commitment Termination Date" means the Quarterly Date falling on or nearest to June 30, 2005.

              "Facility B Lenders" means (a) on the Facility B Activation Date, the Lenders signatory to the Facility B Activation Notice and (b) thereafter, the Lenders from time to time holding Facility B Commitments or Facility B Loans after giving effect to any assignments thereof permitted by Section 10.04.

              "Facility B Loans" means the loans provided for by Section
2.01(b).

              "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

              "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.





                                Credit Agreement

              "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

              "Fixed Charges" means, for any period, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following, in each case to the extent paid or payable in cash for such period: (a) Debt Service, (b) payments in respect of Capitalized Lease Obligations, (c) Capital Expenditures (other than Capital Expenditures associated with FCC-approved upgrades of transmitting facilities),
(d) Federal, state, and local tax payments, and (e) Restricted Payments; provided that, for any calculation of Fixed Charges, Restricted Payments shall not include (i) any redemptions by the Borrower of its Capital Stock and (ii) Restricted Payments made by Tichenor prior to the Tichenor Merger.

              "Fixed Charges Coverage Ratio" means, as at any date, the ratio for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) Adjusted Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period.

              "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

              "GAAP" means generally accepted accounting principles in the United States of America.

              "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation





                                Credit Agreement
or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

              "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

              "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the





                                Credit Agreement
extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

              "Indemnified Taxes" means Taxes other than Excluded Taxes.

              "Interest Coverage Ratio" means, as at any date, the ratio for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) Adjusted Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

              "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

              "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Indebtedness (including imputed interest expense in respect of Capital Lease Obligations, if any) paid, accrued or capitalized during such period.

              Notwithstanding the foregoing, for any period including the Effective Date for which Interest Expense shall be calculated, Interest Expense shall be determined on a pro forma basis as if the Tichenor Merger had been consummated on the first day of such period.

              "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

              "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or converted from an ABR Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth or (with the approval of all of the Lenders) ninth or twelfth calendar month thereafter, as the Borrower may select, except that each Interest Period which commences on the last





                                Credit Agreement

Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

              (a) if any Interest Period for any Facility A Loan would otherwise end after the Facility A Commitment Termination Date, such Interest Period shall end on the Facility A Commitment Termination Date;

              (b) no Interest Period for any Facility A Loan may commence before and end after any Facility A Commitment Reduction Date unless, after giving effect thereto, the sum of the aggregate principal amount of the Facility A Loans having Interest Periods which end after such Facility A Commitment Reduction Date shall be equal to or less than the aggregate amount of the Facility A Commitments scheduled to be outstanding after giving effect to the reductions thereof to occur on such Facility A Commitment Reduction Date;

              (c) if any Interest Period for any Facility B Loan would otherwise end after the Facility B Commitment Termination Date, such Interest Period shall end on the Facility B Commitment Termination Date;

              (d) no Interest Period for any Facility B Loan may commence before and end after any Facility B Commitment Reduction Date unless, after giving effect thereto, the sum of the aggregate principal amount of the Facility B Loans having Interest Periods which end after such Facility B Commitment Reduction Date shall be equal to or less than the aggregate amount of the Facility B Commitments scheduled to be outstanding after giving effect to the reductions thereof to occur on such Facility B Commitment Reduction Date;

              (e) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

              (f) notwithstanding the foregoing clauses (a) through (d), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

              "Investment" means, for any Person: (a) the purchase (whether for cash, property, services or securities or otherwise)





                                Credit Agreement
of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such purchase (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

              "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.17(i).

              "Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations, courts and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Law" shall mean the laws of the United States of America, including without limitation 12 United States Code Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that, the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Borrowings, this Agreement or any other Loan Documents.

              "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

              "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at





                                Credit Agreement
such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

              "Lenders" means the Facility A Lenders and the Facility B
Lenders.

              "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

              "Leverage Ratio" means, as at any date, the ratio for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) all Indebtedness on such date to
(b) Adjusted Operating Cash Flow.

              "LIBO Rate", with respect to any Eurodollar Borrowing for any Interest Period, means the arithmetic mean (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and a maturity comparable to such Interest Period are offered by the principal London office of the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

              "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

              "Loans" means the Facility A Loans and Facility B Loans.

              "Loan Documents" means this Agreement, the Pledge Agreement, and any Assumption Agreement.

              "Local Marketing Agreement" means any time brokerage agreements, local market affiliation agreements or related or similar agreements entered into between the Borrower or any Subsidiary and any other Person, as any of the above may be amended, substituted, replaced or modified.

              "Material Adverse Effect" means a material adverse effect on (a) the business, assets, properties, prospects or condition, financial or otherwise, of the Borrower and the





                                Credit Agreement

Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary Guarantor to perform any of its obligations under this Agreement or any of the other Loan Documents, or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

              "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger between Clear Channel Communications, Inc. and Tichenor dated as of October 10, 1996.

              "Moody's" means Moody's Investors Service, Inc.

              "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "Necessary Authorization" means any license, permit, consent, authorization from, or any filing or registration with, any governmental or other authority (including, without limitation, the FCC) necessary to enable the Borrower or any Subsidiary to maintain and operate its business and properties or to execute or deliver, or to perform its obligations under, any Loan Document.

              "Net Available Proceeds" means:

                   (i) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith, (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property or contractually required payments to a lessor in respect of such property and (C) any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event;

                  (ii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and/or its Subsidiaries in respect of such Equity Issuance net of expenses incurred by the Borrower and/or its Subsidiaries in connection therewith; and

                 (iii) in the case of any Disposition, an amount (not less than zero) equal to the amount of Net Cash Payments received in connection with such Disposition, provided that, in the case of a Disposition that consists of entering into a Local Marketing Agreement, the Net Available Proceeds shall not include any Net Cash Payments received in respect





                                Credit Agreement
       of such Disposition that are included in Operating Cash Flow.

              "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition) and
(b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

              "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent) of the Borrower or any Subsidiary Guarantor to the Lenders under the Loan Documents, as they may be amended from time to time, and (b) all obligations of the Borrower or any Subsidiary Guarantor for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any Subsidiary Guarantor of any obligation, covenant or undertaking with respect to any Loan Document.

              "Obligors" means the Borrower and the Subsidiary Guarantors.

              "Operating Cash Flow" means, for any period, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) Interest Expense plus (c) depreciation and amortization and other non-cash expenses. Operating Cash Flow shall be adjusted to exclude, without duplication, (i) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income, (ii) any accrued but not paid





                                Credit Agreement
income from Investments and (iii) earnings and losses of non-consolidated entities accounted for under the equity method in accordance with GAAP.

              Notwithstanding the foregoing, (i) for any period including the Effective Date for which Operating Cash Flow shall be calculated, Operating Cash Flow shall be determined on a pro forma basis as if the Tichenor Merger had been consummated on the first day of such period and (ii) in determining Cash Flow for any period for purposes of the determination of the Leverage Ratio hereunder, appropriate adjustments shall be made to take into account the effect of any acquisition or Disposition (or discontinuance of operations) during such period, as if such acquisition or Disposition (or discontinuance) had occurred on the first day of such period.

              "Original Aggregate Facility A Commitment" means $300,000,000.

              "Original Aggregate Facility B Commitment" means the amount set forth in the Facility B Activation Notice, which amount shall be not less than $10,000,000 and not more than $150,000,000.

              "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

              "Permitted Liens" means, as applied to any Person:

                   (i) any Lien in favor of the Lenders to secure the Obligations hereunder;

                  (ii) (a) Liens on real estate for real estate taxes not yet delinquent, (b) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (c) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (d) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or





                                Credit Agreement
       similar proceedings have been commenced with respect thereto;

                 (iii) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iv) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

                   (v) easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

                  (vi) Liens created to secure the purchase price of tangible personal property acquired by such Person or created to secure Indebtedness permitted by Section 7.01(d) in an amount not to exceed $5,000,000 in the aggregate, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

                 (vii) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such judgements or awards shall have been secured, provided that (a) such Person shall have established adequate reserves for such judgments or awards, (b) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (c) such judgments or awards shall have been bonded to the satisfaction of the Required Lenders; and

                (viii) any Liens existing on the Effective Date which are described on Schedule 1.01 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower.





                                Credit Agreement

              "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

              "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement" means a Pledge Agreement among the Borrower and Subsidiary Guarantors, as Pledgors and the Administrative Agent, substantially in the form of Exhibit D attached hereto.

              "Pledged Stock" means all Capital Stock pledged or to be pledged pursuant to the terms of the Pledge Agreement.

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

              "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which will be the first such date after the date of this Agreement.

              "Radio License Subsidiary" means KCYT-FM License Corp., KECS-FM License Corp., KESS-AM License Corp., KESS-TV License Corp., KHCK-FM License Corp., KICI-AM License Corp., KICI-FM License Corp., KLSQ-AM License Corp., KLVE-FM License Corp., KMRT-AM License Corp., KTNQ-AM License Corp., KTNQ/KLVE, Inc., License Corp. No. 1, License Corp. No. 2, WADO-AM License Corp., WGLI-AM License Corp., WLXX-AM License Corp., WPAT-AM License Corp., WQBA-AM License Corp., WQBA-FM License Corp., Tichenor License Corporation, and TMS License California, Inc.

              "Reference Banks" means The Chase Manhattan Bank and Bank of Montreal.

              "Register" has the meaning set forth in Section 10.04.

              "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.





                                Credit Agreement

              "Release Date" means the date on which all Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

              "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

              "Required Facility A Lenders" means, at any time, Lenders having Facility A Loans, LC Exposure and unused Facility A Commitments representing at least 51% of the sum of the total Facility A Loans, LC Exposure and unused Facility A Commitments at such time.

              "Required Facility B Lenders" means, at any time, Lenders having Facility B Loans and unused Facility B Commitments representing at least 51% of the sum of the total Facility B Loans and unused Facility B Commitments at such time.

              "Required Lenders" means, at any time, Required Facility A Lenders and Required Facility B Lenders.

              "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower.

              "Restructuring" means the losses, including write-off charges, associated with the following operations that the Borrower has determined to be discontinued or restructured: (i) TC Television, Inc., and (ii) the items listed on Schedule 1.01 hereto.

              "Senior Officer" means the Person or Persons exercising the functions of the chief executive officer or chief financial officer of the Borrower.

              "S&P" means Standard & Poor's Ratings Services.

              "Special Counsel" means Milbank, Tweed, Hadley & McCloy, in its capacity as special counsel to The Chase Manhattan Bank, as Administrative Agent of the credit facilities contemplated hereby.

              "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the





                                Credit Agreement
denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Statutory Reserve Rate on the Effective Date is 0%.

              "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held.

              "Subsidiary" means any subsidiary of the Borrower.

              "Subsidiary Guarantors" means the Subsidiaries listed on the signature pages hereto and any other party that becomes a Subsidiary Guarantor by executing and delivering an Assumption Agreement.

              "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Tichenor" means Tichenor Media System, Inc., a Texas corporation.

              "Tichenor Merger" means the merger of a subsidiary of the Borrower with and into Tichenor on the Effective Date, with Tichenor as the surviving corporation, in accordance with the terms of the Merger Agreement.





                                Credit Agreement

              "Transactions" means the execution, delivery and performance by the Obligors of the respective Loan Documents to which they are parties, the borrowing by the Borrower of Loans and the issuance of Letters of Credit hereunder, the use of the proceeds thereof, the Tichenor Merger and the consummation of the transactions contemplated hereby.

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

              "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

              "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              "Working Investment" means, at any time, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), in each case generated in the ordinary course of business, of the following: (a) net inventory at such time; plus (b) net accounts and current notes receivable at such time; minus (c) net accounts and current notes payable (excluding current notes payable to financial institutions in respect of Indebtedness) at such time; minus (d) accrued expenses at such time; minus (e) current accrued taxes at such time; provided that, barter receivables and barter payables shall be excluded from all calculations of Working Investment.

              SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Facility A Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Facility A Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Facility A Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Facility A Borrowing").

              SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and





                                Credit Agreement
neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  The Credits

              SECTION 2.01.  Commitments.

              (a) Subject to the terms and conditions set forth herein, each Facility A Lender agrees to make Facility A Loans to the Borrower from time to time during the Facility A Availability Period in an aggregate principal amount at any one time





                                Credit Agreement
outstanding not exceeding such Facility A Lender's Facility A Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Facility A Loans.

              (b) After the date hereof and on or before March 31, 2000, the Borrower and all or certain of the Facility A Lenders may, with the consent of the Administrative Agent, one time only, agree that such Facility A Lenders shall become Facility B Lenders by executing and delivering to the Administrative Agent the Facility B Activation Notice specifying the respective Facility B Commitments of the Facility B Lenders and the Facility B Activation Date and otherwise duly completed. Each Facility B Lender agrees to make Facility B Loans to the Borrower from time to time during the Facility B Availability Period in an aggregate principal amount at any one time outstanding not exceeding such Facility B Lender's Facility B Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Facility B Loans.

              SECTION 2.02.  Loans and Borrowings.

              (a) Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.





                                Credit Agreement

              (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Facility A Commitment Termination Date (with respect to Facility A Loans) or the Facility B Commitment Termination Date (with respect to Facility B Loans).

              SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                   (i)  the Class and aggregate amount of the requested
       Borrowing;

                  (ii)  the date of such Borrowing, which shall be a Business
       Day;

                 (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                   (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to Class is specified, then the requested Borrowing shall be a Facility A Borrowing until Facility A is fully drawn, and then shall be a Facility B Borrowing (if the Facility B Activation Date shall have occurred pursuant to the Facility B Activation Notice). If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's





                                Credit Agreement
duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              SECTION 2.04.  Funding of Borrowings.

              (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

              SECTION 2.05.  Interest Elections.

              (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which





                                Credit Agreement
case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

              (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

              (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                   (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                 (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

              If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected





                                Credit Agreement

Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

              SECTION 2.06.  Termination and Reduction of Commitments.

              (a) Unless previously terminated, the Facility A Commitments shall terminate on the Facility A Commitment Termination Date. In addition, the aggregate amount of the Facility A Commitments shall be automatically reduced at the opening of business on each Facility A Commitment Reduction Date by the percentage of the Original Aggregate Facility A Commitment set forth below opposite such Facility A Commitment Reduction Date:


       Facility A Commitment               Percentage Reduction
       Reduction Date Falling              of Original Aggregate
       On Or Nearest To                    Facility A Commitment
       ----------------------              ---------------------
       September 30, 1999                          1.00%
       December 31, 1999                           1.00%

       March 31, 2000                              2.00%
       June 30, 2000                               2.00%
       September 30, 2000                          2.00%
       December 31, 2000                           2.00%





                                Credit Agreement

       March 31, 2001                              3.75%
       June 30, 2001                               3.75%
       September 30, 2001                          3.75%
       December 31, 2001                           3.75%

       March 31, 2002                              3.75%
       June 30, 2002                               3.75%
       September 30, 2002                          3.75%
       December 31, 2002                           3.75%

       March 31, 2003                              7.50%
       June 30, 2003                               7.50%
       September 30, 2003                          7.50%
       December 31, 2003                           7.50%

       March 31, 2004                              7.50%
       June 30, 2004                               7.50%
       September 30, 2004                          7.50%
       December 31, 2004                           7.50%

              (b) Unless previously terminated, the Facility B Commitments shall terminate on the Facility B Commitment Termination Date. In addition, the aggregate amount of the Facility B Commitments shall be automatically reduced at the opening of business on each Facility B Commitment Reduction Date by the percentage of the Original Aggregate Facility B Commitment set forth below opposite such Facility B Commitment Reduction Date:

       Facility B Commitment               Percentage Reduction of
       Reduction Date Falling              Original Aggregate
       On Or Nearest To                    Facility B Commitment
       ----------------------              ---------------------
       June 30, 2000                               1.66%
       September 30, 2000                          1.67%
       December 31, 2000                           1.67%

       March 31, 2001                              2.50%
       June 30, 2001                               2.50%
       September 30, 2001                          2.50%
       December 31, 2001                           2.50%

       March 31, 2002                              5.00%
       June 30, 2002                               5.00%
       September 30, 2002                          5.00%
       December 31, 2002                           5.00%

       March 31, 2003                              6.25%
       June 30, 2003                               6.25%
       September 30, 2003                          6.25%





                                Credit Agreement

       December 31, 2003                           6.25%

       March 31, 2004                              7.50%
       June 30, 2004                               7.50%
       September 30, 2004                          7.50%
       December 31, 2004                           7.50%

       March 31, 2005                              5.00%
       June 30, 2005                               5.00%

              (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments of either Class shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the aggregate outstanding principal amount of the Facility A Loans would exceed the aggregate amount of the Facility A Commitments or the aggregate outstanding principal amount of the Facility B Loans would exceed the aggregate amount of the Facility B Commitments.

              (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of either Class shall be made among the Lenders holding Commitments of such Class ratably in accordance with their respective Commitments of such Class.

              (e) Each reduction in the aggregate amount of the Commitments pursuant to Section 2.08(b) or 2.06(c) on any date shall result in an automatic and simultaneous reduction (but not below zero) in the amounts for the Facility A Commitment Reduction Dates or Facility B Commitment Reduction Dates, as the case may be, after such date in an aggregate amount equal to the aggregate amount of such reduction of the Commitments, such reduction to be applied pro rata to the amounts in the column for the dates following such reduction.





                                Credit Agreement

              SECTION 2.07.  Repayment of Loans; Evidence of Debt.

              (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of (i) the Facility A Loans held by such Lender on the Facility A Commitment Termination Date and (ii) the Facility B Loans held by such Lender on the Facility B Commitment Termination Date.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

              (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).





                                Credit Agreement

              SECTION 2.08.  Prepayment of Loans.

              (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice as set forth below in this paragraph (a). The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of repayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

              (b) Mandatory Prepayments. The Borrower shall make prepayments of the Loans and reduce the Commitments hereunder as follows:

                   (i) Casualty Events. Upon the date 90 days following the receipt by the Borrower or any of its subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its subsidiaries (or upon such earlier date as the Borrower or such subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property or to the purchase of other property used or in the business of the Borrower and its subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (v) below; provided that, notwithstanding the foregoing, the Borrower shall not be





                                Credit Agreement
       required to make any prepayment under this paragraph until such time as the aggregate amount of the required prepayments pursuant to this paragraph, after deducting any such amounts previously applied to prepayments pursuant to this paragraph, shall be greater than or equal to $250,000.

                  (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to
       Section 7.05 to any Disposition not otherwise permitted hereunder, the Borrower shall, on or prior to the occurrence of any Disposition (other than an Excluded Disposition) the Net Available Proceeds of which exceed $500,000 (herein, the "Current Disposition"), deliver to the Administrative Agent (which shall promptly forward a copy thereof to the Lenders) a statement, certified by a Senior Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition that will (on the date of the Current Disposition) be received in cash, in which event the Borrower will prepay the Loans (in the manner specified in paragraph (v) below) as follows:

                     (x) upon the date of the Current Disposition, in an aggregate amount equal to 100% of the Net Available Proceeds thereof to the extent received in cash on the date of the Current Disposition; and

                     (y) thereafter, from time to time as the Borrower or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment or escrow arrangements or Investments entered into or received in connection with any Disposition, in an amount equal to (x) 100% of the aggregate amount of such Net Available Proceeds minus (y) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (z) any other adjustment received or paid by the Borrower or such subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Dispositions, provided that, notwithstanding the foregoing, the Borrower shall not be required to make any prepayment under this paragraph until such time as the aggregate amount of the required prepayments pursuant to the foregoing clauses (x) and (y) (with respect to the then Current Disposition and all prior Dispositions as to which a prepayment has not yet





                                Credit Agreement
       been made under this paragraph), after deducting any such amounts previously applied to prepayments pursuant to this paragraph, shall be greater than or equal to $500,000; provided further, that if the Leverage Ratio on the date of such Disposition (calculated after giving effect to such Disposition) is less than 5.5 to 1.0, the Borrower shall not be required to make any prepayment under this paragraph; provided further, that no prepayment is required under this paragraph to the extent the proceeds of any Disposition are used to acquire other property used in the business of the Borrower or any of its Subsidiaries within a twelve month period after which such Disposition was made, provided that a prepayment shall be required in accordance with this paragraph on the date upon which the Borrower shall have decided not to use the proceeds of such Disposition to acquire such property.

                 (iii) Equity Issuance. Upon any Equity Issuance (other than the Equity Issuance of 4,550,000 shares of common stock of the Borrower on February 10, 1997, and any over-allotment options exercised in connection therewith) (x) if, on the date of such Equity Issuance, the Leverage Ratio is greater than 6.5 to 1.0, the Commitments shall be subject to automatic reduction in an aggregate amount equal to 100% of the Net Available Proceeds of such Equity Issuance, (y) if, on the date of such Equity Issuance, the Leverage Ratio is greater than 5.5 to 1.0 but less than or equal to 6.5 to 1.0, Commitments shall be subject to automatic reduction in an aggregate amount equal to 50% of the Net Available Proceeds of such Equity Issuance, and (z) if, on the date of such Equity Issuance, the Leverage Ratio is less than or equal to 5.5 to 1.0, the Commitments shall not be reduced by reason of this paragraph, such reduction in the cases of clauses (x) and (y) above to be effected in the manner and to the extent specified in paragraph (v) below.

                  (iv) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Borrower (beginning with fiscal year ending in 1999), the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year, such reduction to be effected in each case in the manner and to the extent specified in paragraph (v) below; provided that, if the Leverage Ratio on the last day of such fiscal year is less than 5.5 to 1.0, the Borrower shall not be required to make any such reduction under this paragraph.

                   (v) Application. Upon each required prepayment of Loans pursuant to clauses (i) and (ii) of this





                                Credit Agreement

       Section 2.08(b), the amount of the required prepayment shall be applied pro rata to the principal of the Facility A Loans and the Facility B Loans (with no corresponding reduction of the Facility A Commitments or Facility B Commitments). Upon each required reduction of Commitments pursuant to clauses (iii) and (iv) of this Section 2.08(b), the amount of the required prepayment shall be applied pro rata to the reduction of the Facility A Commitments and the Facility B Commitments. After giving effect to such reduction, (i) if the aggregate principal amount of Facility A Loans together with the aggregate amount of all LC Exposure exceeds the amount of the Facility A Commitments, the Borrower shall first immediately prepay the Facility A Loans in an amount equal to such excess, and second, to the extent the aggregate amount of all LC Exposure exceeds the amount of the Facility A Commitments, provide cover for such LC Exposure as specified in paragraph (vi) below, and (ii) if the aggregate principal amount of Facility B Loans exceeds the amount of the Facility B Commitments, the Borrower shall immediately prepay the Facility B Loans in an amount equal to such excess.

                     (vi) Cover for LC Exposure. In the event the Borrower shall be required pursuant to this Section 2.08 to provide cover for LC Exposure, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as defined in the Pledge Agreement) as provided therein as collateral security in the first instance for LC Exposure, until such time as the Letters of Credit shall have been terminated and all of the LC Exposure paid in full.

              (c) Loans Exceeding Commitments. In addition to the foregoing provisions of this Section 2.08, (i) if the aggregate principal amount of Facility A Loans together with the aggregate amount of all LC Exposure exceeds the amount of the Facility A Commitments, the Borrower shall first immediately prepay the Facility A Loans in an amount equal to such excess, and second, to the extent the aggregate amount of all LC Exposure exceeds the amount of the Facility A Commitments, provide cover for such LC Exposure as specified in paragraph (vi) above, and (ii) if the aggregate principal amount of Facility B Loans exceeds the amount of the Facility B Commitments, the Borrower shall immediately prepay the Facility B Loans in an amount equal to such excess.





                                Credit Agreement

              SECTION 2.09.  Fees.

              (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of each Commitment of such Lender during the period from and including the Effective Date (with respect to the Facility A Commitments) or the Facility B Activation Date (with respect to the Facility B Commitments) to but excluding the date on which such Commitment terminates. Accrued commitment fees in respect of each Commitment shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which such Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Facility A Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Facility A Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Facility A Commitments terminate and any such fees accruing after the date on which the Facility A Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable





                                Credit Agreement
for the actual number of days elapsed (including the first day but excluding the last day).

              (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

              (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

              SECTION 2.10.  Interest.

              (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

              (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, all Loans and any overdue amounts shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided above.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Facility A Availability Period or the Facility B Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment,
(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by





                                Credit Agreement
reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

              SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

              (b) the Administrative Agent is advised by the Required Facility A Lenders (with respect to Facility A Loans) or Required Facility B Lenders (with respect to Facility B Loans) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their respective Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and each Lender by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and each Lender that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

              SECTION 2.12.  Increased Costs.

              (a)  If any Change in Law shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or





                                Credit Agreement

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

              (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or
(b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the





                                Credit Agreement

Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's, or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

              SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(a) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.
The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.





                                Credit Agreement

              SECTION 2.14.  Taxes.

              (a) Any and all payments by or an account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender, or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Issuing Bank, or the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments





                                Credit Agreement
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                                     - 45 -



under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

              SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

              (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal, and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of facility fee under
Section 2.09 in respect of Commitments of a particular Class shall be made for





                                Credit Agreement
account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment by the Borrower of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

              (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender in respect of Loans and participations in LC Disbursements of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or sub-participations in LC Disbursements of such Class of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing





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                                     - 47 -



arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

              (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with such interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

              (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              SECTION 2.16.  Mitigation Obligations; Replacement of Lenders.

              (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.





                                Credit Agreement

              (b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Facility A Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

              SECTION 2.17.  Letters of Credit.

              (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Facility A Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

              (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing





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
                                     - 49 -



Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension
(i) the LC Exposure shall not exceed $30,000,000 and (ii) the sum of the aggregate principal amount of Facility A Loans, unused Facility A Commitments and total LC Exposure shall not exceed the total Facility A Commitments.

              (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is thirty Business Days prior to the Facility A Commitment Termination Date.

              (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each
Lender hereby absolutely     and unconditionally agrees to pay to the
Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.





                                Credit Agreement

              (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $3,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Facility A Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the Facility A Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section
2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Facility A Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

              (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:





                                Credit Agreement

                   (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

                 (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                   (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law)





                                Credit Agreement
suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the standard of care agreed hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that such standard of care shall be as follows, and that the Issuing Bank shall be deemed to have exercised such standard of care in the absence of gross negligence or wilful misconduct on its part (as determined by a court of competent jurisdiction):

                   (i) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; and

                  (ii) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

              (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

              (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.10(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.





                                Credit Agreement

              (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

              (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of





                                Credit Agreement
the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

              (k) Existing Letter of Credit. Chase has heretofore issued a letter of credit in the mount of $150,000 for the account of the Borrower in favor of 485 Madison Associates. Each of the parties hereto agrees that such letter of credit shall constitute, on and after the Effective Date, a "Letter of Credit" under and for all purposes of this Agreement.


                                  ARTICLE III

                       Guarantee by Subsidiary Guarantors

              SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender, the Issuing Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations").
The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

              SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of





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                                     - 55 -



this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 3.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

              (a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (b) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

              (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (d) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.





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
                                     - 56 -



              SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or any Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

              SECTION 3.04. Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Subsidiary Guarantor).

              SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors on the one hand and the Administrative Agent and the Lenders on the other hand, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of
Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

              SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a





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dispute by the Subsidiary Guarantors in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR
Section 3213.

              SECTION 3.07.  Continuing Guarantee.  The guarantee in this
Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

              SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

              For purposes of this Section 3.08, (a) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (b) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (c) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of Capital Stock of, or ownership interest in, any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (ii) the amount by which the aggregate fair saleable value of all properties of all of the Obligors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the





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Obligors, determined (x) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (y) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

              SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of
Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         Representations and Warranties

              The Borrower hereby represents and warrants to each Lender as follows:

              SECTION 4.01. Organization; Power; Qualification. As of the Effective Date, (i) the respective jurisdictions of incorporation and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on Schedule 4.01(a) are true and correct and (ii) all Subsidiaries are Subsidiary Guarantors. Except as set forth on Schedule 4.01(b), each Obligor is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each Obligor has the corporate or organizational power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Obligor is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

              SECTION 4.02. Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each Obligor has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Documents to which it is party in





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accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Obligor executing it. Each of the Loan Documents to which each Obligor is party is a legal, valid and binding respective obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary Guarantor).

              SECTION 4.03. Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by each Obligor of each Loan Document to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained other than as outlined on Schedule
4.03 hereto, (ii) violate any Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of any Obligor, or under any order, decree, indenture, agreement or other instrument, to which any Obligor is a party or by which such Obligor or its respective properties may be bound other than as outlined on Schedule 4.03 hereto, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Obligor, except Permitted Liens.

              SECTION 4.04. Business. The Obligors are engaged solely in the communications and media broadcasting business and activities related thereto (including, without limitation, radio and television broadcasting, print, productions, billboards, power transmission rentals and sales and real property rentals and sales, but only to the extent that such real property rentals and sales arise from the lease or sale of properties previously used by the Obligors in the communications and media broadcasting business).

              SECTION 4.05. Licenses, etc. All Necessary Authorizations have been duly authorized and obtained, and are in full force and effect. Each Obligor is and will continue to be in compliance in all material respects with all provisions thereof. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation.

              SECTION 4.06. Compliance with Law. Each Obligor is in compliance with all Laws, the violation of which could reasonably be expected to have a Material Adverse Effect. The Borrower and, since their respective acquisition by the Borrower, each





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Subsidiary Guarantor have duly and timely filed all material reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC relating to the operation of radio stations. Each Obligor has obtained all appropriate approvals and consents of, and has made all material filings with, the FCC in connection with the Acquisition and ownership of each of their radio stations. There is no pending action as a result of any document or instrument filed or submitted by any Person with the FCC challenging or contesting the FCC order approving any pending assignment of a FCC license to any Obligor.

              SECTION 4.07. Title to Properties. Each Obligor has good and indefeasible title to, or a valid leasehold interest in, all of its material assets. None of such Obligor's assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names any Obligor as debtor or covers (or purports to cover) any assets of any Obligor. No Obligor has signed any such financing statement or filing, or any security agreement authorizing any Person to file any such financing statement or filing.

              SECTION 4.08. Litigation. Except as reflected on Schedule 4.08 hereto, there is no action, suit, investigation or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against any Obligor, or in any other manner relating directly and materially adversely to any Obligor, or any of their material properties, in any court or before any arbitrator of any kind or before or by any governmental body the result of which could reasonably be expected to require the payment of money by any Obligor in an amount of $500,000 or more in any one such action, suit or proceeding or $2,500,000 or more in the aggregate for all such actions, suits or proceedings.

              SECTION 4.09. Taxes. All federal, state and other tax returns of each Obligor required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon such Obligor or any of its properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of each Obligor in respect of their taxes are, in the judgment of the Borrower, adequate.

              SECTION 4.10. Financial Statements; Material Liabilities. The Borrower has furnished or caused to be





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furnished to the Lenders copies of its September 30, 1996, financial statements, which are prepared in good faith and complete in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and the Subsidiary Guarantors as at such dates and the results of operations for the periods then ended. The Borrower and the Subsidiary Guarantors have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in such financial statements.

              SECTION 4.11. No Material Adverse Effect. Since September 30, 1996, no event or circumstances has occurred or arisen that could reasonably be expected to have a Material Adverse Effect except as listed on Schedule 4.11 hereto.

              SECTION 4.12. ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Agent in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Borrower or any member of its Controlled Group has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by
Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the





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Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning, of Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(l) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

              SECTION 4.13. Compliance with Regulations G, T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board, and no Letters of Credit and no part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of any Obligor are margin stock, and none of the Pledged Stock is margin stock. No Obligor, nor any agent acting on their behalf, have taken or will knowingly take any





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action which might cause this Agreement or any Loan Documents to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

              SECTION 4.14. Governmental Regulation. The Obligors are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than any enforcement of remedies by the Administrative Agent on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

              SECTION 4.15. Absence of Default. Each Obligor is in compliance in all material respects with all of the provisions of such Obligor's articles of incorporation, by-laws, or partnership agreement, as applicable, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default which could be reasonably expected to have a Material Adverse Effect by any Obligor under any indenture, agreement or other instrument, or any judgment, decree or order to which any Obligor is a party or by which they or any of their properties is bound which could be reasonably expected to have a Material Adverse Effect on any Obligor.

              SECTION 4.16. Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such act.

              SECTION 4.17.  Environmental Matters.  Except as set forth on
Schedule 4.17 hereto, no Obligor has any actual knowledge or reason to believe that any substance deemed hazardous by any Environmental Law, has been installed on any real property now owned or leased by the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all





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relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Subsidiary by reason of any Environmental Laws. The Borrower and its Subsidiaries undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and Subsidiaries, since each Subsidiaries' respective Acquisition, have taken all reasonable steps to determine, and the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any Hazardous Materials have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in any manner or quantities which would be deemed a violation of any Environmental Laws.

              SECTION 4.18. Certain Agreements. All contracts, agreements, leases and other instruments in respect of Capital Lease Obligations have been duly authorized, executed and delivered by each of the Obligors, as applicable, and (to the best of each Obligor's knowledge, as applicable,) the other parties thereto. Except as disclosed to each Lender, there is no litigation, or, to the best of the Borrower's knowledge, claim of breach or default, pending or threatened with respect to any Capital Lease Obligation that could reasonably be expected to adversely effect any such lease or contract. The Borrower has no knowledge of any default by any seller of any of the Borrower's or its Subsidiary Guarantors' radio stations under any obligations of such seller to the Borrower or any Subsidiary Guarantor. The Borrower has no notice of or belief that any party to any Capital Lease Obligation is contemplating a breach, default or termination for any reason of such contract or lease, other than as disclosed in writing and reasonably acceptable to the Lenders. The Borrower has provided, or caused to be provided, to the Administrative Agent complete and correct copies of or access to the Capital Lease Obligations, all as amended, together with all exhibits and schedules thereto.

              SECTION 4.19. Valid Issuance of Securities. All Pledged Stock has been duly authorized and validly issued, and is fully paid and nonassessable, to the extent applicable. The Capital Stock described on Annex I to the Pledge Agreement constitutes all the issued and outstanding Capital Stock of the Subsidiary Guarantors. No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, except for those listed





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on Schedule 4.19 hereto.  The Pledged Stock, when issued or sold, was either
(i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

              SECTION 4.20. Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Loans hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

              SECTION 4.21. Compliance. Attached as Schedule 4.21 hereto is a complete list of all material FCC licenses, consents, authorizations, permits and Necessary Authorizations of the Obligors as of the Effective Date. Such FCC licenses, consents, permits and authorizations constitute all that are necessary, appropriate or advisable for each of the Obligors to operate its business and own its properties, and are in full force and effect. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such license, consents, permits and authorizations, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to have a Material Adverse Effect.

              SECTION 4.22. Patents, Etc. The Obligors have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. the loss of which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.22 hereto, nothing has come to the attention of any Obligor to the effect that (i) any process, method, part or other material presently contemplated to be employed by any Obligor may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting any Obligor contesting its right to sell or use any such process, method, part or other material.

              SECTION 4.23. Disclosure. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary Guarantor in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally





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that could reasonably be expected to materially adversely affect the assets or business of the Borrower and the Subsidiary Guarantors, on a consolidated basis, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

              SECTION 4.24.  Local Marketing Agreements.  Attached as Schedule
4.24 hereto is a complete list of all Local Marketing Agreements of the Obligors as of the Effective Date.

              SECTION 4.25. Merger Agreement. The representations and warranties made by Tichenor in the Merger Agreement are true and correct in all material respects.


                                   ARTICLE V

                                   Conditions

              SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans hereunder and of the Issuing Bank to issue Letters of Credit, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

              (a) Counterparts of Agreement. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

              (b) Opinions of Counsel to the Obligors. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Crouch & Hallett, L.L.P. counsel to the Borrower and Subsidiary Guarantors, substantially in the form of Exhibit B-1 and (ii) Cohn & Marks and Wiley, Rein & Fielding, special FCC counsel to Tichenor and its Subsidiaries and the Borrower and its Subsidiaries, respectively, substantially in the form of Exhibit B-2, and, in each case, covering such other matters relating to the Obligors, this Agreement, the other Loan Documents or the





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       Transactions as the Lenders shall request (and each Obligor hereby requests such counsel to deliver such opinion).

              (c) Opinion of Special Counsel. The Administrative Agent shall have received a favorable written legal opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel, substantially in the form of Exhibit C (and the Administrative Agent requests Special Counsel to deliver such opinion).

              (d) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

              (e) Senior Officer Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by a Senior Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
       Section 5.02.

              (f) Notes. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.

              (g) Pledge Agreement. The Administrative Agent (or Special Counsel) shall have received from each Obligor (i) either a counterpart of the Pledge Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Pledge Agreement) and (ii) the stock certificates identified on Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements and/or registering the pledge of the ownership in the respective Obligors for purposes of Article 8 of the Uniform Commercial
       Code) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement to give effect to the priority contemplated therefor.





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              (h)  Insurance.  The Administrative Agent (or Special Counsel)
       shall have received a certificate of a Senior Officer certifying that
       (i) the insurance obtained by the Borrower and its Subsidiaries is in accordance with the requirements of Section 6.07 and (ii) such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

              (i) Tax Matters and Corporate Structure. The Administrative Agent and the Lenders shall have received all requested information from the Borrower with respect to (i) state and federal tax assumptions of the Borrower and its Subsidiaries and (ii) the ownership, capital, organization and legal structure of the Borrower and its Subsidiaries, all of which information shall be satisfactory to them.

              (j) Tichenor Merger. The Administrative Agent shall have received evidence to its satisfaction that the Tichenor Merger shall have been consummated in all material respects in the manner contemplated by the Merger Agreement including copies of all closing documents delivered in connection with the Tichenor Merger.

              (k) Repayment of Existing Credit Agreements. Evidence that the principal of and interest on, and all other amounts owing in respect of, Indebtedness under the Existing Credit Agreements (including, without limitation, any contingent or other amounts payable in respect of letters of credit) that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

              (l) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all legal fees and expenses and other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

              (m) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be





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                                     - 69 -



conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder and of the Issuing Bank to issue Letters of Credit shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on February 28, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

              SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any requested Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

              (a) The representations and warranties of each Obligor set forth in each Loan Document to which it is a party shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal, or extension of such Letter of Credit, as applicable.

              (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE VI

                             Affirmative Covenants


              Until the Release Date, the Borrower covenants and agrees with the Lenders that:

              SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

              (a) Within 45 days after the end of each fiscal quarter, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income for such quarter and for the elapsed portion of the year ended with the last day of such quarter, and consolidated statements of





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                                     - 70 -



       cash flows for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by a Senior Officer, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

              (b)  Within 90 days after the end of each fiscal year, a copy of
       (i) the consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of cash flows as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

              (c) as soon as available, and in any event within 45 days (on a market-by-market basis) after the end of each quarterly accounting period in each fiscal year of the Borrower, (i) a statement of Operating Cash Flow for such quarterly accounting period and for the beginning of such fiscal year to the end of such quarterly accounting period, in each case setting forth in comparative form the corresponding figures for the corresponding quarterly accounting period and period in the preceding fiscal year, and (ii) quarterly Arbitron ratings for each of the stations of the Borrower and its Subsidiaries.

              (d) As soon as available, but in any event within 90 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and its Subsidiaries for the succeeding fiscal year.

              (e) At the time financial statements are furnished pursuant to Sections 6.01(a) and (b), but in no case later than 45 days after the end of each fiscal quarter, a certificate of a Senior Officer in form and detail satisfactory to the Administrative Agent setting forth calculations demonstrating compliance with the covenants hereunder.

              (f) Promptly upon their becoming available, a copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary Guarantor to stockholders generally, (ii) each regular or periodic





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                                     - 71 -



       report and any registration statement (other than statements on Form S-
       8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iii) all press releases concerning material financial aspects of the Borrower or any Subsidiary Guarantor.

              (g) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Subsidiary Guarantor in excess of $1,500,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Capital Lease Obligations or any Local Marketing Agreement has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder,
       (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any Subsidiary Guarantor under any material agreement or instrument which could reasonably be expected to result in a liability in excess of $1,500,000, other than this Agreement to which the Borrower or any Subsidiary Guarantor is a party or by which any of their properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto; provided, however, no notice shall be required to be delivered hereunder with respect to any event, circumstance or condition set forth in clause (i), (ii) or (iii) immediately preceding if, in the opinion of counsel to the Borrower or such Subsidiary Guarantor, there is no reasonable possibility of an adverse determination with respect to such event, circumstance or condition.

              (h) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act, or could reasonably be expected to result in the payment of money by the Borrower or any Subsidiary Guarantor in an amount of $1,500,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization; provided that no information shall be





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                                     - 72 -



       required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Subsidiary Guarantor, there is no reasonable possibility of an adverse determination with respect to such notice.

              (i) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

              (j) Prompt notice of the following events after the Borrower has knowledge or notice thereof:

                          (i)  The commencement of all proceedings and
              investigations by or before the FCC or any other governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages, fines or penalties (including punitive damages) in excess of $1,500,000 in the aggregate (after deducting the amount with respect to the Borrower or any Subsidiary Guarantor such Person is insured, provided such claim has not been denied), against or in any other way relating directly to the Borrower, any Subsidiary Guarantor, or any of their properties or businesses; provided that no notice shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Subsidiary Guarantor, there is no reasonable possibility of an adverse determination in such action or proceeding;

                         (ii) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

                        (iii) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower or any Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

              SECTION 6.02. ERISA Reporting Requirements. The Borrower shall furnish to the Administrative Agent and each Lender:





                                Credit Agreement

              (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

              (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

              (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

              (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

              (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from a Financial Officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;





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
                                     - 74 -



              (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

              (g) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

              (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

              SECTION 6.03. Preservation of Existence and Similar Matters. The Borrower and each Subsidiary Guarantor shall:

              (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and

              (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

              SECTION 6.04. Business; Compliance with Law. The Borrower and each Subsidiary Guarantor shall (i) engage exclusively in the media or communication related business and activities related thereto, and (ii) comply in all material respects with the requirements of all applicable Law, the failure of which could reasonably be expected to have a Material Adverse Effect.

              SECTION 6.05. Maintenance of Properties. The Borrower and each Subsidiary Guarantor shall maintain or cause to be





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                                     - 75 -



maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

              SECTION 6.06. Accounting Methods and Financial Records. The Borrower and each Subsidiary Guarantor shall maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. Beginning their fiscal year ending in 1997, the Borrower and each Subsidiary Guarantor shall maintain a fiscal year ending on December 31.

              SECTION 6.07. Insurance. The Borrower and each Subsidiary Guarantor shall maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, provided that such insurance shall include (with respect to the Borrower and each of its Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated. Each insurance policy, the loss of which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect, shall provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

              SECTION 6.08. Payment of Taxes and Claims. The Borrower and each Subsidiary Guarantor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower and each Subsidiary Guarantor shall timely file all information returns required by federal, state or local tax authorities.





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                                     - 76 -



              SECTION 6.09. Visits and Inspections. The Borrower and each Subsidiary Guarantor shall promptly permit representatives of the Administrative Agent or any Lender from time to time to (i) visit and inspect the properties of the Borrower and the Subsidiary Guarantors as often as the Administrative Agent or any Lender shall deem advisable, (ii) inspect and make extracts from and copies of the Borrower's and each Subsidiary Guarantor's books and records, and (ii) discuss with the Borrower's and each Subsidiary Guarantor's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects.

              SECTION 6.10 Payment of Indebtedness. Subject to Section 6.08, the Borrower and each Subsidiary Guarantor shall pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

              SECTION 6.11 Use of Proceeds. The Borrower shall use the proceeds of Loans (i) to refinance all principal, interest and other fees and expenses owing under the Existing Credit Agreements, (ii) to make Acquisitions permitted by the provisions of this Agreement, including, without limitation,
Section 7.05(b), (iii) to repurchase equity, (iv) to make Capital Expenditures permitted by this Agreement, (v) for fees and expenses associated with the transactions contemplated by clauses (i) through (iv) of this Section 6.11, and
(vi) for general corporate purposes permitted by this Agreement, including, without limitation, Section 7.17.

              SECTION 6.12. Environmental Law Compliance. The use which the Borrower or any Subsidiary intends to make of any real property owned by it will not result in the disposal or other release of any Hazardous Materials on or to such real property in any manner or quantities which would be deemed a violation of any Environmental Laws. The Borrower further agrees to exercise reasonable due diligence in the acquisition of real property in connection with compliance with Environmental Laws. As used herein, the term "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Environmental Laws), and the term "disposal" shall have the meaning specified in RCRA (as defined in the definition of Environmental Laws); provided that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "release," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower agrees





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
                                     - 77 -



to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Borrower or any Subsidiaries to perform any obligation hereunder regarding asbestos or Environmental Laws, (b) any violation on or before the Release Date of any Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of Hazardous Materials disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided that, the Borrower shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the gross negligence or wilful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

              SECTION 6.13. Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder and a "Pledgor" under the Pledge Agreement. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new entity that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to:

                   (i) become a "Subsidiary Guarantor" hereunder, and a "Pledgor" under the Pledge Agreement, pursuant to an Assumption Agreement;

                  (ii) cause such Subsidiary to take such action (including, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on the collateral pledged pursuant to the Assumption Agreement and





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                                     - 78 -



       Pledge Agreement as collateral security for the obligations of such new Subsidiary hereunder; and

                 (iii) deliver such proof of partnership or corporate action, incumbency of officers, opinions of counsel (subject to usual and customary exceptions and assumptions) and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.



                                  ARTICLE VII

                               Negative Covenants

              Until the Release Date, the Borrower covenants and agrees with the Lenders that:

              SECTION 7.01. Indebtedness. Neither the Borrower nor any Subsidiary Guarantor shall create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

              (a)    Indebtedness under the Loan Documents;

              (b) Accounts payable, accrued expenses, deferred revenue items, pension liabilities and customer advance payments incurred in the ordinary course of business;

              (c)    Guaranties to the extent permitted under Section 7.06;

              (d) Capital Lease Obligations and Indebtedness incurred to purchase tangible personal property, in an aggregate amount not to exceed $5,000,000 outstanding at any time;

              (e) Indebtedness of Subsidiaries of the Borrower to the Borrower or to another Subsidiary of the Borrower;

              (f) Indebtedness set forth on Schedule 7.01(f) hereto, and all renewals and extensions (but not increases) thereof; and

              (g) other unsecured Indebtedness (in addition to Indebtedness otherwise permitted pursuant to this Section 7.01 and Guarantees permitted pursuant to Section 7.06) of the Borrower or the Subsidiary Guarantors not to exceed $15,000,000 in aggregate principal amount outstanding at any time,





                                Credit Agreement
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                                     - 79 -




provided that, the incurrence of Indebtedness otherwise permitted pursuant to the foregoing clauses (c), (d), and (g) shall be permitted only if, after giving effect to any such proposed Indebtedness, no Default shall exist or be continuing.

              SECTION 7.02. Liens. Neither the Borrower nor any Subsidiary Guarantor shall create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. No Obligor shall agree with any other Person that it shall create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

              SECTION 7.03. Investments. Neither the Borrower nor any Subsidiary Guarantor shall make, own or maintain any Investment, except that the Borrower may purchase or otherwise acquire and own and maintain:

              (a) marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

              (b) commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's or S&P;

              (c) certificates of deposit, banker's acceptances and time deposits (including Euro-deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of any commercial bank organized under the laws of the United States of America or any State thereof, or under the laws of any other member state of the Organization for Economic Cooperation and Development, which has a combined capital and surplus and undivided profits of not less than $500,000,000;

              (d) securities issued by U.S. corporations that have one of the two highest ratings obtainable from Moody's or S&P;

              (e) subject to Section 7.05, Investments in newly-formed or existing Subsidiary Guarantors (i) that are subject to the provisions hereof, (ii) that are or immediately become party to an Assumption Agreement and (iii) all of whose Capital Stock is pledged to the Lenders to secure the Obligations pursuant to an amendment to the Pledge Agreement;

              (f) accounts receivable that arise in the ordinary course of business and are payable on standard terms;





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                                     - 80 -




              (g) Investments which are described on Schedule 7.03(g) hereto;

              (h) Investments in communication or media related businesses made within nine months after the date hereof not to exceed, at any time outstanding, an aggregate amount (determined using the purchase price or cost of such Investments without any adjustment for depreciation or amortization) equal to $40,000,000; provided that (i) prior to or after giving effect to such proposed Investment, no Default shall exist or be continuing, (ii) if the amount of such Investment (determined as aforesaid) were borrowed by the Borrower as Indebtedness on the date of such Investment, the Leverage Ratio (after giving effect to such borrowing) would be less than 5.50 to 1 and (iii) such Investments shall be pledged to the Lenders to secure the Obligations pursuant to an amendment to the Pledge Agreement; and

              (i) other Investments in communication or media related businesses not to exceed, at any time outstanding, an aggregate amount (determined using the purchase price or cost of such Investments without any adjustment for depreciation or amortization) equal to $30,000,000; provided that (i) prior to or after giving effect to any such proposed Investment, no Default shall exist or be continuing, and (ii) such Investments shall be pledged to the Lenders to secure the Obligations pursuant to an amendment to the Pledge Agreement.

              SECTION 7.04. Amendment and Waiver. Neither the Borrower nor any Subsidiary Guarantor shall enter into any amendment of any material term or provision of its articles of incorporation, by-laws, or partnership agreement, as applicable. Notwithstanding the preceding sentence, the Borrower or a Subsidiary Guarantor may enter into such an amendment in order to (i) change its name or (ii) increase its authorized Capital Stock provided that, in the case of a name change or the issuance of Capital Stock by a Subsidiary Guarantor, such Subsidiary Guarantor shall issue new stock certificates reflecting such name change or increase in Capital Stock, and such certificates (together with undated stock powers executed in blank) shall be delivered to the Administrative Agent, and each Obligor shall take any other actions required by the Administrative Agent, in order to perfect the security interest in such certificates pursuant to the terms of the Pledge Agreement.

              In addition no Obligor shall enter into any amendment of, or agree to or accept any waiver of any of the provisions of, any Necessary Authorization unless (i) the Required Lenders consent to such amendment and
(ii) the Lenders are provided with





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                                     - 81 -



10 days' written notice prior to the execution or effectiveness of the proposed amendment or waiver.

              SECTION 7.05. Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. Neither the Borrower nor any Subsidiary Guarantor shall at any time:

              (a) (i) liquidate or dissolve itself (or suffer any liquidation or dissolution); provided that, any Wholly-Owned Subsidiary may liquidate or dissolve if all of its assets and property are distributed to a Wholly-Owned Subsidiary, or (ii) otherwise make any Disposition, except for (x) Excluded Dispositions, or (y) Dispositions to the extent that the Operating Cash Flow attributed to radio stations sold or exchanged shall not exceed 25% of Operating Cash Flow in any fiscal year or 50% of Operating Cash Flow for any period of five consecutive fiscal years; provided that, prior to or after giving effect to any such Disposition, no Default shall exist or be continuing.

              (b) make Acquisitions; provided that, so long as there shall exist no Default prior to or after giving effect to a proposed Acquisition, the Borrower or any Subsidiary Guarantor may make Acquisitions, so long as (i) the Lenders shall have received prior written notice at least 20 Business Days prior to the date of such Acquisition, (ii) the Administrative Agent shall have received at least 10 Business Days prior to the date of such Acquisition calculations in form reasonably satisfactory to it demonstrating compliance with Section
       7.09 both prior to and after giving effect to the proposed Acquisition,
       (iii) the assets, property or business of such Acquisition shall be in or relate to the communications or media related business, and (iv) the Administrative Agent shall have received copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request; and

              (c) enter into any merger or consolidation other than the Tichenor Merger; provided that, so long as there shall exist no Default prior to or after giving effect to a proposed transaction, (i) a Subsidiary Guarantor may merge or consolidate with another Subsidiary Guarantor; and (ii) any Subsidiary Guarantor may, subject to the limitations set forth in Section 7.03(h) and in this Section 7.05(c), merge or consolidate with another Person in connection with a permitted Acquisition.

              SECTION 7.06. Guarantees. Other than those guarantees by the Borrower or a Subsidiary Guarantor of obligations of a Subsidiary Guarantor or those guarantees referenced on Schedule





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                                     - 82 -



7.06 hereto, neither the Borrower nor any Subsidiary Guarantor shall at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except Guarantees in an aggregate amount not to exceed $10,000,000 at any time (in addition to Indebtedness permitted pursuant to Section 7.01(g)); provided that such Guarantees shall be permitted only if prior to such proposed Guaranty or after giving effect thereto there shall exist no Default.

              SECTION 7.07. Affiliate Transactions. Except as otherwise expressly provided in this Agreement, (a) neither the Borrower nor any Subsidiary Guarantor shall at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or properties to any Affiliate, on terms materially less advantageous to the Borrower or Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business) or (b) incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate (other than the Borrower or another Subsidiary Guarantor), unless such Affiliate shall subordinate the payment and performance thereof on terms satisfactory to the Lenders in their sole discretion, and otherwise upon terms, conditions and documentation, and in a manner satisfactory to the Required Lenders.

              SECTION 7.08. Compliance with ERISA. Neither the Borrower nor any Subsidiary Guarantor shall, directly or indirectly, permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Required Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Required Lenders) liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Required Lenders) liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Required Lenders) liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to materially (in the opinion of the Required Lenders) exceed the fair market value of Plan assets





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                                     - 83 -



allocable to such benefits all determined as of the most recent valuation date for each such Plan.

              SECTION 7.09. Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any of the periods set forth below to exceed the ratio set opposite such period below:

              Period                                           Ratio
              ------                                           -----
       From and including the Effective Date
       through December 30, 1997                              6.75 to 1

       From and including December 31, 1997
       through September 29, 1998                             6.50 to 1

       From and including September 30, 1998
       through March 30, 1999                                 6.00 to 1

       From and including March 31, 1999
       through December 30, 1999                              5.50 to 1

       From and including December 31, 1999
       through December 30, 2000                              5.00 to 1

       From and including December 31, 2000
       and all times thereafter                               4.50 to 1

              SECTION 7.10. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio at any time during any of the periods set forth below to be less than the ratio set opposite such period below:

              Period                                           Ratio
              ------                                           -----
       From and including the Effective
       Date through December 30, 1998                         1.75 to 1

       From and including December 31, 1998
       through December 30, 1999                              2.00 to 1

       From and including December 31, 1999
       and all times thereafter                               2.25 to 1

              SECTION 7.11. Fixed Charges Coverage Ratio. The Borrower will not permit the Fixed Charges Coverage Ratio to be less than 1.05 to 1 at any time.

              SECTION 7.12. Capital Stock of the Subsidiary Guarantors. Neither the Borrower nor any Subsidiary Guarantor shall make or permit any issuance, transfer, assignment,





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                                     - 84 -



distribution, mortgage, pledge or gift of any shares of Pledged Stock, except in connection with issuances permitted by Schedule 4.19 hereto and then only if such shares are pledged and delivered to the Administrative Agent pursuant to the Pledge Agreement.

              SECTION 7.13. Sale and Leaseback. Neither the Borrower nor any Subsidiary Guarantor shall enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

              SECTION 7.14. Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary Guarantor shall directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

              SECTION 7.15. Business of Radio License Subsidiaries. Notwithstanding anything in this Agreement to the contrary, neither the Borrower nor any Subsidiary Guarantor shall permit any Radio License Subsidiary (or any other Subsidiary at any time holding any FCC licenses for any radio station owned or operated by the Borrower or any of its Subsidiaries) to engage in any business other than the ownership of FCC licenses and Necessary Authorizations for the operation of their respective radio business, or incur any Indebtedness other than pursuant to the Loan Documents or to the Borrower or one or more of its Subsidiaries.

              SECTION 7.16. Other Agreements. Except as otherwise provided in this Agreement, neither the Borrower nor any Subsidiary Guarantor shall enter into any agreement pursuant to which the ability of an Obligor to pay any money, dividend or other type of advance to, or otherwise make any other Investment in, any other Obligor shall be limited or in which such payment would be a default or event of default.

              SECTION 7.17. Restricted Payments. Neither the Borrower nor any Subsidiary Guarantor shall directly or indirectly declare or pay any Restricted Payment; provided that, if the Leverage Ratio is less than 5.50 to 1.0, Restricted Payments shall be permitted in an aggregate amount not to exceed (when added to all other Restricted Payments previously made after the date hereof) the Restricted Payments Basket (as defined below).

              The "Restricted Payments Basket" means, on the date hereof, $5,000,000. On the last day of each fiscal year after fiscal year 1997 (the "Base Year"), if the Incremental Increase (as defined below) in Operating Cash Flow for such year is in excess of 10%, then the amount of the Restricted Payments Basket shall increase by an amount equal to $5,000,000 multiplied by the





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                                     - 85 -



Incremental Increase. "Incremental Increase" shall mean, with respect to Operating Cash Flow for any fiscal year, an amount (expressed as a percentage) equal to (a) a fraction, the numerator of which is Operating Cash Flow for such fiscal year (the "Measuring Year") and the denominator of which is the average annual Operating Cash Flow for the fiscal years from the Base Year to the fiscal year immediately preceding the Measuring Year minus (b) 100%. Notwithstanding the foregoing, the Restricted Payments Basket shall not exceed $15,000,000 in the aggregate at any time.

              Nothing herein shall be deemed to restrict the payment of dividends by any Subsidiary to the Borrower.

              SECTION 7.18. Local Marketing Agreements. Neither the Borrower nor any Subsidiary Guarantor shall enter into any Local Marketing Agreement after the Effective Date; provided that, the Borrower or a Subsidiary Guarantor may enter into a Local Marketing Agreement (i) in respect of stations for which the FCC license is owned by a Person other than the Borrower or one of its Subsidiaries if the Borrower or a Subsidiary Guarantor provides programming services and procures advertising for such station pursuant to such Local Marketing Agreement or (ii) in accordance with the provisions of Section 7.05(a).


                                  ARTICLE VIII

                               Events of Default

              If any of the following events ("Events of Default") shall occur:

              (a) any representation or warranty made or deemed made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made;

              (b) the Borrower shall default in the payment of (i) any interest or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any Loan Document, when due, which Default is not cured within three days from the date such payment became due by payment of such late amount, or (ii) any principal hereunder;

              (c) the Borrower or any Subsidiary Guarantor shall default in the performance or observance of any agreement or covenant contained in
       Section 6.01(j)(ii), 6.03 or Article VII;





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                                     - 86 -



              (d) the Borrower or any Subsidiary Guarantor shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Article VIII, and such default shall not be cured within a period of 30 days after the earlier of written notice from the Administrative Agent thereof or actual notice thereof;

              (e) there shall occur any default or breach in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in the Pledge Agreement;

              (f) A proceeding or case shall be commenced, without the application or consent of any of the Obligors in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor or of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Obligor shall be entered in an involuntary case under the Bankruptcy Code;

              (g) the Borrower or any Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action;

              (h) a final judgment or judgments shall be entered by any court against the Borrower or any Subsidiary for the payment of money which exceeds $1,500,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary which, together with all other such





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
                                     - 87 -



       property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $1,500,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

              (i) with respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $750,000 under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $750,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $750,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $250,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under
       Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, any Plan; (vi) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that the Required Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Required Lenders; or (ix) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA





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                                     - 88 -



       Event, other than such event described in clause (vi) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability that the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $750,000;

              (j) Except for expiration in accordance with its terms, any of the Loan Documents shall be terminated or shall cease to be in full force and effect, for whatever reason, or the enforceability thereof will be contested by any Obligor;

              (k) the Borrower or any Subsidiary Guarantor shall default in the payment of any Indebtedness in an aggregate amount of $1,500,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, if the effect of such default is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to cause such Indebtedness to become due prior to its date of maturity;

              (l) less than 90% of the issued and outstanding Capital Stock of any Subsidiary Guarantor shall be owned, directly or indirectly, by the Borrower and by management of the Borrower.

              (m) the Borrower or any Subsidiary shall fail to comply in any material respect with the Communications Act, or any rule or regulation promulgated by the FCC;

              (n) any material Necessary Authorization shall be revoked; or there shall occur a material default under any material Necessary Authorization by the Borrower or any Subsidiary beyond any applicable grace period; or any proceedings shall in any way be brought by any Person to challenge the validity or enforceability of any material Necessary Authorization and the FCC shall designate the Necessary Authorization for a revocation hearing; or





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
                                     - 89 -



       proceedings for the renewal of any material Necessary Authorization shall not be commenced at least 90 days prior to the expiration thereof; or any material Necessary Authorization shall expire due to termination, nonrenewal or for any other reason, or shall be designated for a revocation hearing;

              (o) any lease of the Borrower or any Subsidiary Guarantor shall terminate or cease to be effective, and termination or cessation thereof could reasonably be expected to have a Material Adverse Effect; provided that termination or cessation of a lease shall not constitute an Event of Default if another reasonably comparable lease is contemporaneously substituted therefor;

              (p) Any Lien created by the Pledge Agreement shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent filing by registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens, or, except for expiration in accordance with its terms, the Pledge Agreement shall for whatever reason be terminated or cease to be in full force and effect;

              (q) there shall exist any breach or default of any management agreement or contract of the Borrower or any Subsidiary Guarantor, or any such management agreement or contract shall terminate in accordance with its terms and shall not be renewed among the parties upon substantially similar terms, and such breach, default or termination could reasonably be expected to have a Material Adverse Effect;

              (r) Clear Channel Communications, Inc. shall own less than 25% of the fully diluted outstanding shares of Capital Stock of the Borrower; provided that, if such reduction results from an Equity Issuance of the Borrower after the Effective Date, an Event of Default under this clause (r) shall occur only if Clear Channel Communications, Inc. shall own less than 20% of the fully diluted outstanding shares of Capital Stock of the Borrower; or the rights of Clear Channel Communications, Inc. under Section 5.10 of the Second Amended and Restated Certificate of Incorporation of the Borrower as in effect on the date hereof shall be modified in a manner that the Majority Lenders have determined is materially adverse to the rights of Clear Channel Communications, Inc. under said Section 5.10; or

              (s) there shall have been asserted against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or





                                Credit Agreement

       Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (f) or (g) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                   ARTICLE IX

                            The Administrative Agent

              Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.





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              The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

              The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, any Subsidiary Guarantor, or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

              The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the





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
                                     - 92 -



proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

              The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

              Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

              Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative





                                Credit Agreement
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                                     - 93 -



Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

              None of the Lenders designated on the cover page of this Agreement as a "Documentation Agent" or as a "Co-Agent" shall have any rights or obligations arising out of such designation.

                                   ARTICLE X

                                 Miscellaneous

              SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Borrower, to it at 100 Crescent Court, Suite 1777, Dallas, Texas 75201-6991, Attention Jeffrey T. Hinson, Chief Financial Officer (Telecopy No. 214-855-8881);

              (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Beth Bacon (Telecopy No. 212-552-4905); and

              (c) if to any Lender or the Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 10.02.  Waivers; Amendments.

              (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any





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                                     - 94 -



abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.08(b), 2.15(b), (c) or (d) in a manner that would alter the prepayments or pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Facility A Lenders", "Required Facility B Lenders", "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be; provided further, that

                   (i) except as otherwise provided in clause (ii) below, any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor; and





                                Credit Agreement

                  (ii) no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders release any collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, agree to additional obligations being secured by such collateral security or release any Subsidiary Guarantor from its liability hereunder, except that (x) no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property (or to release any Subsidiary Guarantor from its liability hereunder) that is the subject of a disposition permitted hereunder or to which the Required Lenders have consented and (y) no such consent shall be required to provide for any additional obligations being secured by any of such collateral security if the Lien for such additional obligations shall be junior to the Lien in favor of the Administrative Agent under the Loan Documents.

              SECTION 10.03.  Expenses; Indemnity: Damage Waiver.

              (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any other demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letter of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

              (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of





                                Credit Agreement

(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

              (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

              (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

              (e) All amounts due under this Section shall be promptly after written demand therefor.





                                Credit Agreement
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                                     - 97 -



                    SECTION 10.04.  Successors and Assigns.

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Subsidiary Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and LC Exposure and the Loans at the time owing to
it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Facility A Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (f) or (g) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest





                                Credit Agreement
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                                     - 98 -



assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 3.03 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and LC Exposure and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly





                                Credit Agreement
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                                     - 99 -



with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.14(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

              SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this





                                Credit Agreement

Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 3.03, 4.20 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

              SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

              SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such





                                Credit Agreement
obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

              SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

              (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

              (B) THE BORROWER AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER, ANY SUBSIDIARY GUARANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

              (c) The Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS





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                                    - 102 -



AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.





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
                                    - 103 -




              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HEFTEL BROADCASTING CORPORATION,

                                        By  /s/ KEN WYKER
                                          -------------------------------
                                          Title: Vice President for Legal
                                                 Affairs





                                Credit Agreement

                              SUBSIDIARY GUARANTORS

                                           HEFTEL BROADCASTING TEXAS, L.P.
                                             By Heftel GP Texas, Inc.,
                                               its general partner
                                           HEFTEL GP TEXAS, INC.
                                           HBC BROADCASTING TEXAS, INC.
                                           HBC CHICAGO, INC.
                                           HBC FLORIDA, INC.
                                           HBC-LAS VEGAS, INC.
                                           HBC NEW YORK, INC.
                                           HBC TEXAS, INC.
                                           KCYT-FM LICENSE CORP.
                                           KECS-FM LICENSE CORP.
                                           KESS-AM LICENSE CORP.
                                           KESS-TV LICENSE CORP.
                                           KHCK-FM LICENSE CORP.
                                           KICI-AM LICENSE CORP.
                                           KICI-FM LICENSE CORP.
                                           KLSQ-AM LICENSE CORP.
                                           KLVE-FM LICENSE CORP.
                                           KMRT-AM LICENSE CORP.
                                           KTNQ-AM LICENSE CORP.
                                           KTNQ/KLVE, INC.
                                           LA OFERTA, INC.
                                           LICENSE CORP. NO. 1
                                           LICENSE CORP. NO. 2
                                           MI CASA PUBLICATIONS, INC.
                                           SPANISH COAST-TO-COAST, LTD.
                                           THE TOWER COMPANY, INC.
                                           WADO-AM LICENSE CORP.
                                           WGLI-AM LICENSE CORP.
                                           WLXX-AM LICENSE CORP.
                                           WPAT-AM LICENSE CORP.
                                           WQBA-AM LICENSE CORP.
                                           WQBA-FM LICENSE CORP.


                                           By /s/ KEN WYKER
                                             -------------------------------
                                             Title: Vice President for Legal
                                                    Affairs





                                Credit Agreement

                                           WADO RADIO, INC.
                                           TC TELEVISION, INC. TICHENOR LICENSE
                                           CORPORATION TICHENOR MEDIA SYSTEM,
                                           INC. TMS ASSETS CALIFORNIA, INC.
                                           TMS LICENSE CALIFORNIA, INC.

                                           By /s/ MCHENRY T. TICHENOR, JR.
                                             -------------------------------
                                             Title: McHenry T. Tichenor, Jr.,
                                                    President





                                Credit Agreement

                              ADMINISTRATIVE AGENT


                                           THE CHASE MANHATTAN BANK, as
                                              Administrative Agent,


                                           By /s/ MARY E. BACON
                                             -------------------------------
                                             Title: Mary E. Bacon
                                                    Vice President





                                Credit Agreement

                                 ISSUING BANK


                                           THE CHASE MANHATTAN BANK,
                                             as Issuing Bank


                                           By /s/ MARY E. BACON
                                             -------------------------------
                                             Title: Mary E. Bacon
                                                    Vice President





                                Credit Agreement

                                     LENDERS


                                           THE CHASE MANHATTAN BANK

                                           By /s/ MARY E. BACON
                                             -------------------------------
                                             Title: Mary E. Bacon
                                                    Vice President






                                Credit Agreement

                                           BANK OF MONTREAL


                                           By /s/ RENE ENCARNACION
                                             -------------------------------
                                             Title:   RENE ENCARNACION
                                                      DIRECTOR




                                Credit Agreement

                                           THE BANK OF NOVA SCOTIA


                                           By /s/ VINCENT J. FITZGERALD, JR.
                                             ----------------------------------
                                             Title:  VINCENT J. FITZGERALD, JR.
                                                     AUTHORIZED SIGNATORY





                                Credit Agreement

                                           UNION BANK OF CALIFORNIA, N.A.


                                           By /s/ GAIL FLETCHER
                                             -------------------------------
                                             Title:  Gail L. Fletcher
                                                     Vice President




                                Credit Agreement

                                           CIBC, INC.


                                           By /s/ SUSAN E. HANNA
                                             ---------------------------------
                                                    Susan E. Hanna
                                             Title: Director, CIBC Wood Gundy
                                                    Securities Corp., as Agent




                                   Credit Agreement

                                           FLEET BANK, N.A.



                                           By /s/ M.A. CERULLO
                                             -------------------------------
                                                    M.A. Cerullo
                                             Title: Vice President




                                Credit Agreement

                                           TORONTO DOMINION (TEXAS), INC.


                                           By /s/ WARREN FINLAY
                                             -------------------------------
                                             Title: Warren Finlay
                                                    Vice President





                                Credit Agreement

                                           ABN AMRO BANK N.V.


                                           By /s/ LAURIE C TUZO
                                             -------------------------------
                                                    Laurie C. Tuzo
                                             Title: Group Vice President


                                           By /s/ LILA JORDAN
                                             -------------------------------
                                                    Lila Jordan
                                             Title: Vice President & Director


                                Credit Agreement

                                           CAISSE NATIONALE DE CREDIT AGRICOLE


                                           By /s/ JOHN MCCLOSKEY
                                             -------------------------------
                                                   John McCloskey
                                             Title: Vice President






                                Credit Agreement

                                           THE BANK OF NEW YORK


                                           By /s/ JOSEPH P. MATTEO
                                             -------------------------------
                                                   Joseph P. Matteo
                                             Title: Vice President






                                Credit Agreement

                                           SUNTRUST BANK, CENTRAL
                                             FLORIDA, N.A.


                                           By /s/ JANET P. SAMMONS
                                             -------------------------------
                                             Title: Janet P. Sammons
                                                    Vice President





                                Credit Agreement

                                           MELLON BANK, N.A.


                                           By /s/ LISA M. PELLOW
                                             -------------------------------
                                             Title: Lisa M. Pellow
                                                    Vice President





                                Credit Agreement

                                           BANK OF HAWAII


                                           By  ELIZABETH O. MACLEAN
                                             -------------------------------
                                             Title: Elizabeth O. MacLean
                                                    Vice President




                                Credit Agreement

                                           MERITA BANK LTD
                                             NEW YORK BRANCH


                                           By /s/ FRANK MAFFEI
                                             -------------------------------
                                             Title: FRANK MAFFEI
                                                    VICE PRESIDENT

                                           By /s/ JOHN KEHNLE
                                             -------------------------------
                                             Title: JOHN KEHNLE
                                                    VICE PRESIDENT



                                Credit Agreement

                                      MICHIGAN NATIONAL BANK


                                      By /s/ STEPHEN E. LUBIN
                                        --------------------------------------
                                        Title: STEPHEN E. LUBIN
                                               Commercial Relationship Manager





                                Credit Agreement